Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 25, 2011 relating to the financial statements and financial statement schedule of Liggett Group LLC, which appears in Vector Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Raleigh, North Carolina
April 4, 2011